EXHIBIT 3(b)



CK-BYLAW.DOC
10/12/94
















AMENDED AND RESTATED

BY-LAWS

of

CHOCK FULL O'NUTS CORPORATION

(a New York Corporation)








CHOCK FULL O'NUTS CORPORATION

BY-LAWS



ARTICLE I - STOCKHOLDERS


	1.01 Meetings. Annual and Special Meetings of Stockholders shall be called and held at such time and place within or without the State of New York as shall be determined from time to time by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors then in office.

	1.02 Notice of Meetings. Except as otherwise expressly provided by statute, written notice of the time, place and purpose or purposes of the annual and each special meeting of stockholders shall be given by mailing a copy thereof, not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting and to each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. Such copy shall be directed to each such stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

	1.03 Quorum. The presence, in person or by proxy, of the holders of record of forty percent of the stock outstanding and entitled to vote is requisite for and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, the stockholders present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, whereupon any business may be transacted which might have been transacted at the meeting as originally noticed.

	1.04 Voting. At each meeting of stockholders, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the books of the Corporation. Each proxy to vote shall be in writing and signed by the stockholder or by his duly authorized attorney.
Any stockholder entitled to vote may, on any question, demand a vote by ballot.

ARTICLE II - BOARD OF DIRECTORS
	2.01 Number. The business and affairs of the Corporation shall be managed by its Board of Directors, consisting of not fewer than nine or more than twenty-seven directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into there classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

	2.02 Election. At each annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected by a plurality of the votes cast at such election to serve for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement,
disqualification or removal from office.   Each director shall be at least
twenty-one years of age. A director need not be a stockholder, a citizen of the United States or a resident of the State of New York.

	2.03 Vacancies. New created directorships resulting from any increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director.

	2.04 First Meeting. The newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after each annual meeting of the stockholders and at the same place, and notice of such meeting need not be given. Such first meeting may be held at any other time and place which may be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

	2.05 Chairman of the Board of Directors. The Board of Directors shall at its first meeting after each annual meeting of stockholders elect from among its members a Chairman of the Board of Directors who may, but need not, also be an officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors, unless he delegates this power to another director.

	2.06 Vice Chairmen of the Board of Directors. The Board of Directors may elect from among its members one or more Vice Chairmen of the Board of Directors who may, but need not, be officers of the Corporation. In the absence or inability of the Chairman of the Board a Vice Chairman (in the order of their election) shall preside at all meetings of the Board of Directors, unless the Chairman of the Board shall have delegated this power to another director.

	2.07 Regular Meetings. Regular meetings of the Board of Directors may be held at such places and times as may be fixed from time to time by resolution of the Board of Directors. Notice of the time and place of holding of regular meetings shall be given to each director at his residence or usual place of business by mail at least three days before the meeting or by telegram, cable, radiogram or personal service at least three days before the meeting.

	2.08 Special Meetings. Special meetings of the Board of Directors may be called at any time either (a) by the Chairman of the Board of Directors, (b) by the Chief Executive Officer or (c) upon the written request of a majority of the directors, in which event the Secretary shall call such meeting. Notice of the time and place of the holding of special meetings shall be given to each director at his residence or usual place of business at least three hours before the meeting by telegram, cable, radiogram, personal service or telephone. Notice of a special meeting need not be given to any director who may waive such notice either in writing or by telegram, cable or radiogram. Except as otherwise provided by these By-Laws or unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

	2.09 Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation (except as may otherwise be provided by law), at any place as they may from time to time determine.

	2.10 Participation by Conference Telephone. Any one or more members of the Board of Directors may participate in a meeting of such Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

	2.11 Quorum. At all meetings of the Board of Directors the presence of a majority of the directors shall be necessary and sufficient t
o constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

	2.12 Removal. Directors of any class of directors may be removed at any time for cause at any special meeting of stockholders by the affirmative vote of the holders of at least a majority of the shares entitled to vote at such meeting. The Board of Directors may, at any time, with cause, remove any director.

	2.13 Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these By-Laws.

	2.14 Compensation of Directors. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its outside (non-employee) members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum for attendance at each regular or special meeting of the Board of Directors, or of any Committee of the Board of Directors; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.

	2.15 Nominations of Board Members. Only persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any nominating committee or person appointed by the Board of Directors, or
(iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to notice in writing to the Secretary of the Corporation, which notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any notice of nomination by the stockholder must be so received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

	A stockholder's notice of nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares that are entitled to vote of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares that are entitled to vote of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III - COMMITTEES
	3.01 Designation of Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more Committees consisting of three or more directors, as the Board of Directors by like resolution from time to time may determine. The Board of Directors shall have power at any time to fill vacancies in these Committees and to remove any member or members thereof either for or without cause.

	3.02 Powers of Committees. All Committees established by the Board shall have only such power and authority as specifically delegated to it by the Board of Directors.

	3.03 Procedure; Meetings; Quorum. All Committees shall keep regular minutes of their acts and proceedings and report the same to the Board of Directors and each Committee may meet at stated times without notice or on notice to all by one of their number. A majority of each Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee.

ARTICLE IV - OFFICERS
	4.01 Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall not be limited in number, but shall include a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may choose additional officers and agents as it shall deem necessary, and may define their powers and duties. One person may hold any two offices except those of President and Secretary. The Chief Executive Officer and the President shall be chosen from among the directors; the other officers need not be directors.

	4.02 Terms of Office. The officers shall hold office until their successors are chosen and qualify.

	4.03 Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

	4.04 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

	4.05 Vacancies. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

	4.06 Chief Executive Officer. The Chief Executive Officer of the Corporation shall preside at all meetings of the stockholders, unless he delegates this power to another officer or director. He shall exercise the powers and perform the duties usual to the chief executive officer and shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation and fix their compensation; he shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or another officer of the Corporation designated by the Chief Executive Officer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

	4.07 President. The President shall do and perform such duties as from time to time may be assigned to him by the Board of Directors and the Chief Executive Officer and, in the absence or inability of the Chief Executive Officer, the President shall preside at all meetings of the stockholders unless the Chief Executive Officer shall have designated this power to another officer or director. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation.

	4.08 Vice-Presidents. The Board of Directors may elect one or more Vice-Presidents who shall perform such duties as the Chief Executive Officer or the President shall direct and as are incident to the office of Vice-President.

	4.09 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall, when authorized by the Board of Directors, affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer any one of whom may affix the seal to any such instrument in the event of the absence or disability of the Secretary.

	4.10 Treasurer. The Treasurer shall be responsible for disbursing the corporate funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer.

	4.11 Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

	4.12 Authorized Signatures. Other than routine purchases and sales of products used in the normal operation of business of the Corporation, no one may sign any agreement obligating the Corporation, or any of its subsidiaries, except the Chief Executive Officer or the President or any of them may give such authority in writing to their designee or designees.

ARTICLE V - SEAL
	5.01 Corporate Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors and may be altered from time to time at the discretion of the Board of Directors.

ARTICLE VI - CHECKS, DRAFTS, NOTES, ETC.
	6.01 Execution of Checks, Drafts, Notes, etc. All checks, drafts, notes and other instruments or orders for the payment of money shall be signed by such officer or officers as the Board of Directors from time to time may designate.

ARTICLE VII - CERTIFICATES OF STOCK AND TRANSFER OF STOCK
	7.01 Certificates of Stock. Certificates of stock shall be in such form as shall be approved by the Board of Directors, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and by a Secretary or the Treasurer and sealed with the seal of the Corporation.
Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signature of any such officers upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of issue.

	7.02 Transfers of Stock. Transfers of shares of stock shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized and upon surrender of the certificate or certificates for such shares, properly assigned for transfer.

	7.03 Lost or Destroyed Stock Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed. In the issuing of said new certificate, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York.


ARTICLE VIII - CLOSING TRANSFER BOOKS OR SETTING RECORD DATE
	8.01 Meetings of Stockholders. The Board of Directors may prescribe a period not exceeding fifty days prior to the date of meetings of the stockholders during which no transfer of stock on the books of the Corporation may be made or, in lieu of prohibiting the transfer of stock, the Board of Directors may fix a time not more than fifty days prior to the date of any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

	8.02 Distributions. The Board of Directors may fix a time not exceeding forty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change or conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, right or interest, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest. The Board of Directors at its option in lieu of so fixing a record time, may prescribe a period not exceeding forty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

ARTICLE IX - AMENDMENT
	9.01 Amendment of By-Laws. These By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, or at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock outstanding and entitled to vote thereon; provided that, in either case, notice of the proposed alteration, amendment or repeal shall have been stated in the notice of such meeting.
Any By-Law made or amended by the Board of Directors may be altered or repealed by the stockholders.